EXHIBIT 99.2

Global Net Lease, Inc.
Supplemental Information

Quarter ended March 31, 2026 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2026 (Unaudited)

Forward-looking Statements:
The statements in this supplemental package of Global Net Lease, Inc. (the “Company”) that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “potential,” “predicts,” “plans,” “intends,” “would,” “could,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks that any potential future acquisition, including the Modiv transaction, or disposition by the Company is subject to market conditions, capital availability and timing considerations and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in its forward-looking statements are set forth in the “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Supplemental Information 2 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2026 (Unaudited)
Non-GAAP Financial Measures
This section discusses non-GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”), Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest. While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight-line rent but AFFO does include this adjustment. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, Cash NOI and Cash Paid For Interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable. Our FFO calculation complies with NAREIT’s definition.
FFO includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for depreciation and amortization and loss (gain) on dispositions of real estate investments.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to
Supplemental Information 3 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2026 (Unaudited)
management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.
Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as acquisition, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment or modification costs. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs, prepayment penalties and certain other costs incurred with the early extinguishment or modification of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.
Core FFO includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for acquisition and transaction costs and loss on extinguishment of debt.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities or items, including items that were paid in cash that are not a fundamental attribute of our business plan or were one time or non-recurring items. These items include, for example, early extinguishment or modification of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.
In calculating AFFO, we also exclude certain expenses which under GAAP are treated as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments or modifications) and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are excluded by us as we believe they are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid For Interest
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are
Supplemental Information 4 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2026 (Unaudited)
not, in our view, related to operating performance. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments or modifications) and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on-going performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income (loss) as calculated in accordance with GAAP as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
EBITDA includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for depreciation and amortization and interest expense. Adjusted EBITDA includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for acquisition, transaction and other costs, (loss) gain on dispositions of real estate investments, loss (gain) on derivative instruments, loss on extinguishment of debt and other income (expense).
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.
Cash NOI includes all of the adjustments described above for Adjusted EBITDA related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, as well as adjustments for general and administrative expenses.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

Supplemental Information 5 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2026 (Unaudited)
Key Metrics
As of and for the three months ended March 31, 2026
(Amounts in thousands, except per share data, ratios and percentages)

Financial Results
Revenue from tenants	$109,286
Net loss attributable to common stockholders	$(16,014)
Basic and diluted net loss per share attributable to common stockholders [1]	$(0.08)
Cash NOI [2]	$96,787
Adjusted EBITDA [2]	$84,219
AFFO attributable to common stockholders [2]	$43,896
Dividends per share - first quarter [3]	$0.19
Dividend yield - annualized, based on quarter end share price	8.1%

Balance Sheet and Capitalization
Gross asset value [4]	$5,128,671
Net debt [5] [6]	$2,438,811
Total consolidated debt [6]	$2,564,290
Total assets	$4,152,300
Liquidity [7]	$911,099

Common shares outstanding as of March 31, 2026	212,033

Net debt to gross asset value	47.6%
Net debt to annualized adjusted EBITDA [8]	7.2	x

Weighted-average interest rate cost [9]	4.1%
Weighted-average debt maturity (years) [10]	2.7
Interest Coverage Ratio [11]	3.0	x

Real Estate Portfolio
Number of properties	809
Square footage (millions)	40.3
Leased	97%
Weighted-average remaining lease term (years) [12]	5.9
_________
[1]Adjusted for net income attributable to common stockholders for common share equivalents.
[2]This Non-GAAP metric is reconciled below..
[3]Represents quarterly dividend per share rate based off the annualized dividend rate of $0.76.
[4]Defined as total assets plus accumulated depreciation and amortization as of March 31, 2026.
[5]Represents total debt outstanding of $2.6 billion, less cash and cash equivalents of $125.5 million as of March 31, 2026.
[6]Excludes the effect of discounts and deferred financing costs, net.
[7]Liquidity includes $785.6 million of availability under the credit facility and $125.5 million of cash and cash equivalents as of March 31, 2026.
[8]Annualized adjusted EBITDA annualized based on Adjusted EBITDA for the quarter ended March 31, 2026 multiplied by four.
[9]The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[10]The weighted average debt maturity is based on the outstanding principal balance of the debt.
[11]The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on interest expense less the non-cash portion of interest expense). Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[12]The weighted-average remaining lease term (years) is based on square feet.
Supplemental Information 6 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2026 (Unaudited)

Consolidated Balance Sheets
(Amounts in thousands)

	March 31, 2026	December 31, 2025
ASSETS
Real estate investments, at cost:
Land	$648,558	$659,086
Buildings, fixtures and improvements	3,534,839	3,592,121
Construction in progress	3,630	2,993
Acquired intangible lease assets	503,278	523,406
Total real estate investments, at cost	4,690,305	4,777,606
Less accumulated depreciation and amortization	(976,371)	(966,982)
Total real estate investments, net	3,713,934	3,810,624
Real estate assets held for sale	19,914	49,654
Assets related to discontinued operations	—	348
Cash and cash equivalents	125,479	180,114
Restricted cash	11,979	13,949
Derivative assets, at fair value	1,223	7
Unbilled straight-line rent	72,969	72,919
Operating lease right-of-use asset	61,868	63,362
Prepaid expenses and other assets	56,516	60,415
Multi-tenant disposition receivable, net	22,013	27,934
Deferred tax assets	5,139	5,167
Goodwill	45,628	45,898
Deferred financing costs, net	15,638	16,812
Total Assets	$4,152,300	$4,347,203

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,222,275	$1,264,604
Revolving credit facility	290,006	324,165
Senior notes, net	934,020	928,169
Acquired intangible lease liabilities, net	16,714	17,501
Derivative liabilities, at fair value	1,727	5,298
Accounts payable and accrued expenses	29,162	43,821
Operating lease liability	40,634	41,429
Prepaid rent	26,718	28,254
Deferred tax liability	17,518	17,796
Dividends payable	11,570	11,718
Real estate liabilities held for sale	64	60
Liabilities related to discontinued operations	641	890
Total Liabilities	2,591,049	2,683,705
Commitments and contingencies	—	—
Stockholders’ Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	47	47
7.50% Series D cumulative redeemable perpetual preferred stock	79	79
7.375% Series E cumulative redeemable perpetual preferred stock	46	46
Common stock	3,450	3,490
Additional paid-in capital	4,213,160	4,249,018
Accumulated other comprehensive income	12,993	22,169
Accumulated deficit	(2,668,592)	(2,611,419)
Total Stockholders’ Equity	1,561,251	1,663,498
Total Liabilities and Equity	$4,152,300	$4,347,203
Supplemental Information 7 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2026 (Unaudited)

Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Revenue from tenants	$109,286	$116,953	$121,013	$124,905

Expenses:
Property operating	12,925	12,566	12,669	12,018
Impairment charges	11,115	31,972	55,433	9,812
Acquisition, transaction and other costs	4,387	1,458	1,623	2,002
General and administrative	12,144	13,377	11,834	11,339
Equity-based compensation	4,042	3,024	3,059	3,338
Depreciation and amortization	41,612	44,439	44,780	45,636
Goodwill impairment	—	—	—	—
Total expenses	86,225	106,836	129,398	84,145
Operating income (loss) before gain (loss) on dispositions of real estate investments	23,061	10,117	(8,385)	40,760
Gain (loss) on dispositions of real estate investments	7,879	100,625	(5,797)	1,537
Operating income (loss)	30,940	110,742	(14,182)	42,297
Other income (expense):
Interest expense	(39,191)	(42,626)	(45,307)	(53,348)
Loss on extinguishment and modification of debt	(1,707)	(2,335)	(4,121)	(4,348)
Gain (loss) on derivative instruments	3,065	(268)	2,271	(8,823)
Unrealized gains (losses) on undesignated foreign currency advances and other hedge ineffectiveness	—	—	31	(6,324)
Other income	174	780	1,820	1,683
Total other expense, net	(37,659)	(44,449)	(45,306)	(71,160)
Net (loss) income before income tax	(6,719)	66,293	(59,488)	(28,863)
Income tax expense	(1,642)	(12,434)	(3,092)	(2,995)
(Loss) income from continuing operations	(8,361)	53,859	(62,580)	(31,858)
Income (loss) from discontinued operations	3,283	(5,678)	2,464	7,715
Net (loss) income	(5,078)	48,181	(60,116)	(24,143)
Preferred stock dividends	(10,936)	(10,936)	(10,935)	(10,936)
Net (loss) income attributable to common stockholders	$(16,014)	$37,245	$(71,051)	$(35,079)

Basic and Diluted Loss Per Share:
Net (loss) income per share from continuing operations	$(0.09)	$0.19	$(0.33)	$(0.19)
Net income (loss) per share from discontinued operations	0.01	(0.03)	0.01	0.03
Net (loss) income per share attributable to common stockholders — Basic and Diluted	$(0.08)	$0.16	$(0.32)	$(0.16)

Weighted average shares outstanding — Basic and Diluted	214,040	219,056	220,891	222,960

Supplemental Information 8 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2026 (Unaudited)

Non-GAAP Measures
(Amounts in thousands)

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Net (loss) income	$(5,078)	$48,181	$(60,116)	$(24,143)
Depreciation and amortization	41,612	44,439	44,780	45,636
Interest expense	39,191	42,626	45,307	53,348
Income tax expense	1,642	12,434	3,092	2,995
Discontinued operations adjustments	—	—	—	6,375
EBITDA	77,367	147,680	33,063	84,211
Impairment charges	11,115	31,972	55,433	9,812
Equity-based compensation	4,042	3,024	3,059	3,338
Acquisition, transaction and other costs	4,387	1,458	1,623	2,002
(Gain) loss on dispositions of real estate investments	(7,879)	(100,625)	5,797	(1,537)
(Gain) loss on derivative instruments	(3,065)	268	(2,271)	8,823
Unrealized (gains) losses on undesignated foreign currency advances and other hedge ineffectiveness	—	—	(31)	6,324
Loss on extinguishment and modification of debt	1,707	2,335	4,121	4,348
Other income	(174)	(780)	(1,820)	(1,683)
Write offs of straight-line rent	2	384	3,216	68
Discontinued operations adjustments	(3,283)	5,637	(3,056)	(2,279)
Adjusted EBITDA	84,219	91,353	99,134	113,427
General and administrative	12,144	13,377	11,834	11,339
Write offs of straight-line rent	(2)	(384)	(3,216)	(68)
Discontinued operations adjustments	—	13	101	1,395
NOI	96,361	104,359	107,853	126,093
Amortization related to above- and below-market lease intangibles and right-of-use assets, net	1,106	1,088	1,147	1,232
Straight-line rent	(680)	(777)	3,433	(2,959)
Cash NOI	$96,787	$104,670	$112,433	$124,366

Cash Paid for Interest:
Interest Expense - continuing operations	$39,191	$42,626	$45,307	$53,348
Interest Expense - discontinued operations	—	—	—	6,374
Non-cash portion of interest expense	(2,260)	(1,961)	(2,681)	(2,499)
Amortization of discounts on mortgages and senior notes	(9,041)	(8,833)	(8,640)	(14,609)
Total cash paid for interest	$27,890	$31,832	$33,986	$42,614

Supplemental Information 9 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2026 (Unaudited)
Non-GAAP Measures
(Amounts in thousands, except per share data)

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Funds from operations (FFO):
Net loss attributable to common stockholders (in accordance with GAAP)	$(16,014)	$37,245	$(71,051)	$(35,079)
Impairment charges	11,115	31,972	55,433	9,812
Depreciation and amortization	41,612	44,439	44,780	45,636
(Gain) loss on dispositions of real estate investments	(7,879)	(100,625)	5,797	(1,537)
Discontinued operations FFO adjustments	(748)	71	(1,214)	(33,232)
FFO (as defined by NAREIT) attributable to common stockholders	28,086	13,102	33,745	(14,400)
Acquisition, transaction and other costs	4,387	1,458	1,623	2,002
Loss on extinguishment and modification of debt	1,707	2,335	4,121	4,348
Discontinued operations Core FFO adjustments	—	2	—	15,172
Core FFO attributable to common stockholders	34,180	16,897	39,489	7,122
Non-cash equity-based compensation	4,042	3,024	3,059	3,338
Non-cash portion of interest expense	2,260	1,961	2,681	2,499
Amortization related to above and below-market lease intangibles and right-of-use assets, net	1,106	1,088	1,147	1,232
Straight-line rent	(680)	(777)	3,433	(2,959)
Unrealized (gains) losses on undesignated foreign currency advances and other hedge ineffectiveness	—	—	(31)	6,324
Eliminate unrealized (gains) losses on foreign currency transactions [1]	(3,517)	(792)	(3,421)	7,177
Amortization of discounts on mortgages and senior notes	9,041	8,833	8,640	14,609
Eliminate deferred tax expense related to the disposition of the McLaren Campus [2]	—	12,741	—	—
Eliminate (gains) losses related to multi-tenant disposition receivable [3]	(2,536)	5,541	(1,834)	13,766
Adjusted funds from operations (AFFO) attributable to common stockholders	$43,896	$48,516	$53,163	$53,108

Weighted average common shares outstanding — Basic and Diluted	214,040	219,056	220,891	222,960
Net (loss) income per share attributable to common stockholders	$(0.08)	$0.16	$(0.32)	$(0.16)
FFO per diluted common share	$0.13	$0.06	$0.15	$(0.06)
Core FFO per diluted common share	$0.16	$0.08	$0.18	$0.03
AFFO per diluted common share	$0.21	$0.22	$0.24	$0.24
Dividends declared to common stockholders	$41,159	$42,055	$42,366	$43,429
_________
[1]For AFFO purposes, we adjust for unrealized gains and losses. For the three months ended March 31, 2026, the gain on derivative instruments was $3.1 million, which consisted of unrealized gains of $3.5 million and realized losses of $0.4 million. For the three months ended December 31, 2025, the loss on derivative instruments was $0.3 million, which consisted of unrealized gains of $0.8 million and realized losses of $1.1 million. For the three months ended September 30, 2025, the gain on derivative instruments was $2.3 million, which consisted of unrealized gains of $3.4 million and realized losses of $1.1 million. For the three months ended June 30, 2025, the loss on derivative instruments was $8.8 million, which consisted of unrealized losses of $7.2 million and realized losses of $1.6 million.
[2]Represents deferred tax expense specifically related to the capital gain recorded upon the disposition of the McLaren Campus. This amount is recorded in the income tax expense line item in our consolidated statements of operations. We do not consider this expense to be part of our normal operating performance and have, accordingly, increased AFFO for this amount.
[3]Represents adjustments to the fair value of the embedded derivative feature of the multi-tenant disposition receivable. We do not consider these adjustments to be indicative of our normal operating performance and have, accordingly, increased or (decreased) AFFO for these amounts.
Supplemental Information 10 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2026 (Unaudited)

Debt Overview
As of March 31, 2026

Year of Maturity	Number of Encumbered Properties [1]	Weighted-Average Debt Maturity (Years)		Weighted-Average Interest Rate [2]	Total Outstanding Balance [3] (In thousands)	Percent
Non-Recourse Debt
2026 (remainder)	63	0.1		3.8%	$94,539
2027	8	1.6		4.4%	130,560
2028	108	2.3		4.0%	270,935
2029	112	3.1		4.8%	645,066
2030	—	—		—%	—
Thereafter	71	5.1		3.2%	133,184
Total Non-Recourse Debt	362	2.8		4.4%	1,274,284	50%

Recourse Debt
2027 - 3.75% Senior Notes		1.7		3.8%	500,000
2028 - 4.50% Senior Notes		2.5		4.5%	500,000
2030 [4] - Revolving Credit Facility		4.4	[4]	3.3%	290,006
Total Recourse Debt		2.6	[4]	3.9%	1,290,006	50%

Total Debt		2.7	[4]	4.1%	$2,564,290	100%

Total Debt by Currency					Percent
USD					85%
EUR					15%
GBP					—%
CAD					—%
Total					100%
_________
[1]For non-recourse debt, amounts are shown within the year that the loan fully matures.
[2]As of March 31, 2026, the Company’s total combined debt was 99% fixed rate or swapped to a fixed rate and 1% floating rate.
[3]Excludes the effect of mortgage discounts and deferred financing costs, net. Current balances as of March 31, 2026 are shown in the year the debt matures.
[4] Assumes the Company exercises its two 6-month extension options.
Supplemental Information 11 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2026 (Unaudited)

Future Minimum Lease Rents
As of March 31, 2026
(Amounts in thousands)

Future Minimum Base Rent Payments [1]
2026 (remainder)	$291,030
2027	361,942
2028	331,758
2029	279,952
2030	218,959
2031	188,698
Thereafter	681,015
Total	$2,353,354
_________
[1]Base rent assumes exchange rates of £1.00 to $1.32 for GBP, €1.00 to $1.15 for EUR and C$1.00 to $0.72 for CAD as of March 31, 2026 for illustrative purposes, as applicable.
Supplemental Information 12 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2026 (Unaudited)

Diversification by Property Type/Segment
As of March 31, 2026
(Amounts in thousands, except percentages)

Based on Annualized Straight-Line Rent:

	Total Portfolio				Unencumbered Portfolio [2]
Property Type/Segment	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Industrial & Distribution	$187,485	47%	28,211	70%	$102,317	42%	16,541	67%
Retail	109,345	27%	6,547	16%	63,583	26%	4,112	17%
Office	105,872	26%	5,517	14%	78,599	32%	3,955	16%
Total	$402,702	100%	40,275	100%	$244,499	100%	24,608	100%
 _________
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.32 for GBP, €1.00 to $1.15 for EUR and C$1.00 to $0.72 for CAD as of March 31, 2026 for illustrative purposes, as applicable.
[2] Includes properties on the credit facility borrowing base.

Based on Annualized Base Rent:

	Total Portfolio				Unencumbered Portfolio [2]
Property Type/Segment	Annualized Base Rent [1]	Base Rent Percent	Square Feet	Sq. ft. Percent	Annualized Base Rent [1]	Base Rent Percent	Square Feet	Sq. ft. Percent
Industrial & Distribution	$185,339	47%	28,211	70%	$99,334	41%	16,541	67%
Retail	107,498	27%	6,547	16%	63,562	26%	4,112	17%
Office	105,014	26%	5,517	14%	78,199	33%	3,955	16%
Total	$397,851	100%	40,275	100%	$241,095	100%	24,608	100%
_________
[1]Annualized Base Rent is on an annualized basis and assumes exchange rates of £1.00 to $1.32 for GBP, €1.00 to $1.15 for EUR and C$1.00 to $0.72 as of March 31, 2026 for illustrative purposes, as applicable.
[2] Includes properties on the credit facility borrowing base.

Supplemental Information 13 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2026 (Unaudited)

Diversification by Tenant Industry
As of March 31, 2026
(Amounts in thousands, except percentages)

	Total Portfolio				Unencumbered Portfolio [3]
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Leased Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Leased Square Feet	Sq. ft. Percent
Financial Services	$37,278	9%	2,173	6%	$36,554	15%	2,076	9%
Freight & Logistics	30,700	8%	4,039	10%	20,114	8%	2,956	13%
Healthcare	25,185	6%	1,117	3%	16,074	7%	737	3%
Auto Manufacturing	22,282	6%	3,193	8%	4,875	2%	691	3%
Consumer Goods	22,198	6%	4,705	12%	20,614	8%	4,036	17%
Distribution	17,403	4%	1,770	5%	7,576	3%	944	4%
Aerospace	16,168	4%	1,405	4%	2,575	1%	151	1%
Discount Retail	16,155	4%	1,880	5%	4,829	2%	506	2%
Government	13,480	3%	488	1%	12,182	5%	455	2%
Pharmacy	13,467	3%	549	1%	12,822	5%	524	2%
Technology	13,427	3%	690	2%	9,459	4%	546	2%
Home Improvement	11,744	3%	1,987	5%	9,838	4%	1,721	7%
Retail Banking	11,713	3%	395	1%	5,865	2%	194	1%
Auto Services	10,579	3%	225	1%	1,837	1%	94	—%
Other [2]	140,923	35%	14,494	36%	79,285	33%	7,856	34%
Total	$402,702	100%	39,110	100%	$244,499	100%	23,487	100%
_________
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.32 for GBP, €1.00 to $1.15 for EUR and C$1.00 to $0.72 for CAD as of March 31, 2026 for illustrative purposes, as applicable.
[2]Other includes 54 industry types as of March 31, 2026.
[3]Includes properties on the credit facility borrowing base.
Supplemental Information 14 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2026 (Unaudited)

Top Twenty Tenants
As of March 31, 2026
(Amounts in thousands, except percentages)

Tenant / Lease Guarantor	Property Type/Segment	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent
FedEx	Industrial & Distribution	Freight & Logistics	$22,966	5.7%
Whirlpool	Industrial & Distribution	Consumer Goods	14,688	3.6%
Government Services Administration (GSA)	Office	Government	11,615	2.9%
ING Bank	Office	Financial Services	11,535	2.9%
FCA USA	Industrial & Distribution	Auto Manufacturing	10,147	2.5%
Dollar General	Retail	Discount Retail	9,815	2.4%
Broadridge Financial Solutions	Industrial & Distribution	Financial Services	9,332	2.3%
Truist Bank	Retail	Retail Banking	9,023	2.2%
Boots UK Limited	Retail	Pharmacy	8,518	2.1%
The Kroger Co. of Michigan	Industrial & Distribution	Distribution	8,498	2.1%
Finnair	Industrial & Distribution	Aerospace	8,278	2.1%
Fresenius	Retail	Healthcare	7,969	2.0%
Home Depot	Industrial & Distribution	Home Improvement	7,088	1.8%
Deutsche Bank	Office	Financial Services	6,140	1.5%
Tokmanni	Industrial & Distribution	Discount Retail	5,926	1.5%
Crown Crest	Industrial & Distribution	Retail Food Distribution	5,761	1.4%
Tidal Wave Auto Spa	Retail	Auto Services	5,548	1.4%
Walgreens	Industrial & Distribution	Pharmaceuticals	5,299	1.3%
Encompass Health	Office	Healthcare	5,286	1.3%
Lowes	Retail	Home Improvement	4,656	1.2%
Subtotal			178,088	44.2%

Remaining portfolio			224,614	55.8%

Total Portfolio			$402,702	100%
_________
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.32 for GBP, €1.00 to $1.15 for EUR and C$1.00 to $0.72 for CAD as of March 31, 2026 for illustrative purposes, as applicable.
Supplemental Information 15 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2026 (Unaudited)
Diversification by Geography — As of March 31, 2026 (Amounts in thousands, except percentages)

	Total Portfolio				Unencumbered Portfolio [2]
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$295,335	73.4%	30,340	75.5%	$151,338	61.9%	16,130	65.4%
Michigan	51,078	12.7%	4,675	11.6%	14,343	5.9%	1,241	5.0%
Texas	24,104	6.0%	1,843	4.6%	12,458	5.1%	989	4.0%
Ohio	23,005	5.7%	4,355	10.8%	16,383	6.7%	3,095	12.6%
Georgia	15,999	4.0%	1,665	4.1%	5,886	2.4%	869	3.5%
Illinois	14,029	3.5%	1,395	3.5%	9,537	3.9%	744	3.0%
Alabama	12,256	3.0%	1,053	2.6%	4,646	1.9%	758	3.1%
South Carolina	11,751	2.9%	1,471	3.7%	6,178	2.5%	786	3.2%
Tennessee	10,116	2.5%	1,127	2.8%	7,022	2.9%	591	2.4%
North Carolina	9,639	2.4%	1,517	3.8%	5,880	2.4%	1,195	4.9%
Missouri	9,254	2.3%	876	2.2%	3,893	1.6%	408	1.7%
Florida	9,221	2.3%	428	1.1%	3,897	1.6%	163	0.7%
New York	8,352	2.1%	1,049	2.6%	3,248	1.3%	294	1.2%
California	7,699	1.9%	838	2.1%	6,410	2.6%	731	3.0%
Massachusetts	6,656	1.7%	673	1.7%	6,656	2.7%	673	2.7%
Kentucky	6,338	1.6%	630	1.6%	3,836	1.6%	400	1.6%
Pennsylvania	6,051	1.5%	413	1.0%	3,133	1.3%	94	0.4%
New Jersey	5,856	1.5%	271	0.7%	1,070	0.4%	68	0.3%
Indiana	5,764	1.4%	1,221	3.0%	3,416	1.4%	444	1.8%
Mississippi	4,848	1.2%	479	1.2%	1,628	0.7%	142	0.6%
Connecticut	4,598	1.1%	402	1.0%	3,236	1.3%	337	1.4%
Kansas	3,759	0.9%	316	0.8%	73	—%	3	—%
Arkansas	3,571	0.9%	137	0.3%	3,329	1.4%	126	0.5%
Minnesota	3,199	0.8%	330	0.8%	1,346	0.6%	220	0.9%
Colorado	3,047	0.8%	115	0.3%	3,047	1.2%	115	0.5%
West Virginia	3,014	0.7%	334	0.8%	973	0.4%	97	0.4%
Louisiana	2,846	0.7%	250	0.6%	1,481	0.6%	135	0.5%
New Hampshire	2,779	0.7%	339	0.8%	2,380	1.0%	256	1.0%
Iowa	2,576	0.6%	369	0.9%	2,362	1.0%	358	1.5%
Wisconsin	2,508	0.6%	221	0.5%	1,838	0.8%	159	0.6%
Maine	2,021	0.5%	64	0.2%	2,021	0.8%	64	0.3%
North Dakota	1,923	0.5%	193	0.5%	1,745	0.7%	168	0.7%
Oklahoma	1,921	0.5%	144	0.4%	722	0.3%	36	0.1%
Virginia	1,697	0.4%	94	0.2%	1,071	0.4%	64	0.3%
South Dakota	1,489	0.4%	101	0.3%	1,368	0.6%	76	0.3%
Nebraska	1,482	0.4%	106	0.3%	237	0.1%	5	—%
Rhode Island	1,436	0.4%	86	0.2%	1,436	0.6%	86	0.3%
Vermont	1,319	0.3%	235	0.6%	84	—%	22	0.1%
Maryland	1,288	0.3%	135	0.3%	153	0.1%	8	—%
Utah	1,249	0.3%	47	0.1%	329	0.1%	12	—%
New Mexico	1,178	0.3%	93	0.2%	580	0.2%	35	0.1%
Wyoming	1,158	0.3%	84	0.2%	291	0.1%	15	0.1%
Idaho	731	0.2%	35	0.1%	291	0.1%	13	0.1%
Nevada	596	0.1%	24	0.1%	417	0.2%	12	—%
Montana	560	0.1%	62	0.2%	—	—%	—	—%
Alaska	418	0.1%	9	—%	418	0.2%	9	—%
Arizona	366	0.1%	22	0.1%	—	—%	—	—%
Delaware	341	0.1%	10	—%	341	0.1%	10	—%
Washington, DC	249	0.1%	4	—%	249	0.1%	4	—%
United Kingdom	39,097	9.7%	3,766	9.1%	39,097	16.0%	3,766	15.5%
Netherlands	18,525	4.6%	1,007	2.5%	18,525	7.6%	1,007	4.1%
Finland	14,206	3.5%	1,457	3.6%	—	—%	—	—%
Germany	10,992	2.7%	1,558	3.9%	10,992	4.5%	1,558	6.3%
France	7,214	1.8%	1,309	3.3%	7,214	3.0%	1,309	5.3%
Luxembourg	6,140	1.5%	156	0.4%	6,140	2.5%	156	0.6%
Channel Islands	5,953	1.5%	114	0.3%	5,953	2.4%	114	0.5%
Canada	3,000	0.7%	372	0.9%	3,000	1.2%	372	1.5%
Italy	2,240	0.6%	196	0.5%	2,240	0.9%	196	0.8%
Total	$402,702	100%	40,275	100%	$244,499	100%	24,608	100%
_________
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.32 for GBP, €1.00 to $1.15 for EUR and C$1.00 to $0.72 for CAD as of March 31, 2026 for illustrative purposes, as applicable.
[2]Includes properties on the credit facility borrowing base.
Supplemental Information 16 Global Net Lease, Inc.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2026 (Unaudited)

Lease Expirations
As of March 31, 2026
(Amounts in thousands, except number of leases and percentages)

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Square Feet	Percent of Leased Square Feet Expiring
2026 (Remainder)	26	$24,742	6.1%	1,737	4.4%
2027	94	34,847	8.7%	2,707	6.9%
2028	131	45,542	11.3%	4,296	11.0%
2029	130	60,229	15.0%	6,220	15.9%
2030	106	46,954	11.7%	3,851	9.8%
2031	69	35,859	8.9%	5,587	14.3%
2032	57	36,016	8.9%	3,712	9.5%
2033	30	28,732	7.1%	2,436	6.2%
2034	28	17,858	4.4%	1,220	3.1%
2035	10	10,195	2.5%	1,216	3.1%
2036	41	9,157	2.3%	869	2.2%
2037	24	2,910	0.7%	67	0.2%
2038	36	10,003	2.5%	1,354	3.5%
2039	23	12,904	3.2%	1,642	4.2%
2040	15	4,157	1.0%	136	0.3%
2041	32	13,499	3.4%	1,169	3.0%
Thereafter (>2041)	17	9,098	2.3%	891	2.4%
Total	869	$402,702	100%	39,110	100%
_________
[1]Annualized rental income converted from local currency into USD as of March 31, 2026 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.
Supplemental Information 17 Global Net Lease, Inc.